                                                                   EXHIBIT (4.2)

                                THIRD AMENDMENT

         THIS THIRD AMENDMENT, dated as of March 29, 1994, is to the Amended and Restated Revolving Credit and Term Loan Agreement (as previously amended, the "Credit Agreement"), dated as of March 14, 1990, among KAYDON CORPORATION (the "Company"), various Banks and CONTINENTAL BANK N.A., as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement which provides for the Banks to make Revolving Credit Loans to the Company from time to time and to make Term Loans to the Company; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1 AMENDMENT. Effective on (and subject to the occurrence of) the Third Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 and 1.2 below.

                 SECTION 1.1 Addition of Bank. The Credit Agreement is hereby amended as of the date hereof to include National City Bank as a party to the Credit Agreement, as amended hereby (herein, as so amended, called the "Amended Credit Agreement"), and such entity shall have all rights and obligations of a Bank under the Amended Credit Agreement.

                 SECTION 1.2 Exhibits A and A-1. The Credit Agreement is amended by deleting Exhibits A and A-1 to the Credit Agreement and by substituting Exhibits A and A-1, respectively, to this Third Amendment therefor.

         SECTION 2  REPRESENTATIONS AND WARRANTIES.         The Company
represents and warrants to the Agent and the Banks that (a) each warranty set forth in Section 3 of the Credit Agreement is, or upon the effectiveness hereof will be, true and correct as if made on the date hereof, (b) the execution and delivery by the Company of this Third Amendment and the New Note (as hereinafter defined) and the performance by the Company of its obligations under the Credit Agreement as amended by this Third Amendment

(herein, as so amended, called the "Amended Credit Agreement") and the New Note
(i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any indenture, loan agreement or other contract, order or decree which is binding upon the Company and (c) the Amended Credit Agreement and the New Note are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective, as of the day and year first above written, on such date (herein called the "Third Amendment Effective Date") when the Agent shall have received (a) counterparts of this Third Amendment executed by the parties hereto, and (b) each of the following documents in form and substance satisfactory to the Agent:

                 SECTION 3.1 New Note. The promissory note of the Company (the "New Note"), substantially in the form of Exhibit B to the Credit Agreement, payable to the order of National City Bank in the aggregate principal amount of National City Bank's Revolving Credit Commitment.

                 SECTION 3.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Third Amendment and the New Note and the performance by the Company of its obligations under the Amended Credit Agreement and the New Note.

                 SECTION 3.3 Opinion. The opinion of Culver, Lague, Newman & Irish, counsel to the Company, in the form of Exhibit C hereto.

         SECTION 4  MISCELLANEOUS.

                 SECTION 4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                 SECTION 4.2 Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Third Amendment.

                 SECTION 4.3 Governing Law. This Third Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

                 SECTION 4.4 Successors and Assigns. This Third Amendment shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

                 SECTION 4.5 New Bank. National City Bank hereby agrees to become a party to the Amended Credit Agreement as fully as if it were named as a "Bank" thereunder, to assume all of the rights and obligations of a Bank under the Amended Credit Agreement, and to be governed by the terms and provisions of the Amended Credit Agreement.

         Delivered at Chicago, Illinois, as of the day and year first above written.

         THIS THIRD AMENDMENT HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                       KAYDON CORPORATION


                                       By: /s/ Lawrence J. Cawley
                                          ---------------------------
                                       Title:  Chairman


                                       CONTINENTAL BANK N.A.,
                                         in its individual corporate
                                         capacity and as Agent


                                       By: /s/ Ruth E. Gross
                                          ---------------------------
                                       Title:  Vice President


                                       BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION, as
                                         succcessor by merger to Security
                                         Pacific National Bank

                                       By:  /s/ Wayne H. Riess
                                          ---------------------------
                                       Title:   Vice President


                                       SUN BANK OF TAMPA BAY


                                       By:  /s/ Brigitta A. Lawton
                                          ---------------------------
                                       Title:   Vice President

                                       NBD BANK, N.A.


                                       By: /s/ L. E. Schuster
                                          ---------------------------
                                       Title: Vice President


                                       THE FIRST NATIONAL BANK OF MARYLAND


                                       By: /s/ Shannon W. Perry
                                          ----------------------------
                                       Title: Corporate Banking Rep.


                                       THE BOATMEN'S NATIONAL BANK OF
                                         ST. LOUIS


                                       By: /s/ Ian M. Fowler
                                          -----------------------------
                                       Title: Associate Vice President


                                       WACHOVIA BANK OF GEORGIA,
                                         NATIONAL ASSOCIATION


                                       By: /s/ Tammy F. Hughes
                                          -----------------------------
                                       Title: Vice President


                                       NATIONAL CITY BANK


                                       By: /s/ Paul E. Richardson
                                          -----------------------------
                                       Title: Vice President

                                   EXHIBIT A

                                 List of Banks

                                                                       Revolving
                                                                        Credit                   Term Loan
Name of Bank                                   %                      Commitment                 Commitment
- ------------                              -----------                ------------               ------------
Continental Bank N.A.                     17.64705882%               $15,000,000                $15,000,000

Bank of America
  National Trust and
  Savings Association                     11.76470588%               $10,000,000                $10,000,000

Sun Bank of Tampa Bay                     11.76470588%               $10,000,000                $10,000,000

NBD Bank, N.A.                            11.76470588%               $10,000,000                $10,000,000

The First National
  Bank of Maryland                        11.76470588%               $10,000,000                $10,000,000

The Boatmen's National
  Bank of St. Louis                       11.76470588%               $10,000,000                $10,000,000

Wachovia Bank of
  Georgia, National
  Association                             11.76470588%               $10,000,000                $10,000,000

National City Bank                        11.76470588%               $10,000,000                $10,000,000
                                          -----------                -----------                -----------

    Total                                 100.0%                     $85,000,000                $85,000,000

         Any reductions in the aggregate amounts of the Revolving Credit or Term Loan Commitment shall be made as among the Banks in proportion to the percentage set forth above.

                                  EXHIBIT A-1

                          Revolving Credit Commitments

                                                                              Unavailable                  Available
                                                                             Commitment at               Commitment at
         Name of Bank                                   %                    March  , 1994               March  , 1994
         ------------                              -----------               -------------               -------------
         Continental Bank N.A.                     17.64705882%              $15,000,000                 $0

         Bank of America
           National Trust and
           Savings Association                     11.76470588%              $10,000,000                 $0

         Sun Bank of Tampa Bay                     11.76470588%              $10,000,000                 $0

         NBD Bank, N.A.                            11.76470588%              $10,000,000                 $0

         The First National
           Bank of Maryland                        11.76470588%              $10,000,000                 $0

         The Boatmen's National
           Bank of St. Louis                       11.76470588%              $10,000,000                 $0

         Wachovia Bank of
           Georgia, National
           Association                             11.76470588%              $10,000,000                 $0

         National City Bank                        11.76470588%              $10,000,000                 $0
                                                   ------------              -----------                 --

              Total                                100.0%                    $85,000,000                 $0

         Any reductions in the aggregate amounts of the Available Commitment or the Unavailable Commitment shall be made as among the Banks in proportion to the percentages set forth above.

                                  EXHIBIT B

                        FORM OF REVOLVING CREDIT NOTE
                        -----------------------------


$_________________                                                March 29, 1994

     KAYDON CORPORATION, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of ___________________________ (the "Bank") at the office of CONTINENTAL BANK N.A., 231 South LaSalle Street, Chicago, Illinois 60697, as Agent (the "Agent"), the lesser of the principal sum of ____________________________ ($__________) or the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 14, 1990 (herein, as amended or otherwise modified from time to time, the "Agreement"), among the Borrower, the Banks named therein and the Agent, such amount to be evidenced by endorsement thereof by the holder on the Schedule of Loans and Payments of Principal on the reverse side of this Note subject to the proviso set forth below, in immediately available funds on March 1, 1997; and the Borrower hereby promises to pay interest on the unpaid principal amount of all Revolving Credit Loans from time to time outstanding from the date hereof until stated maturity or earlier payment, in like funds, at such office, at a rate or rates per annum and at such times as are provided by the Agreement.

     Each Revolving Credit Loan and each prepayment or payment made on account of the principal hereof shall be endorsed by the holder on the Schedule of Loans and Payments of Principal on the reverse side of this Revolving Credit Note, provided, however, that the failure of the Bank or the Agent to set forth such principal payments, prepayments and other payments on such schedule shall not in any manner affect the obligation of the Borrower to repay the Revolving Credit Loans made by the Bank in accordance with the terms of this Revolving Credit Note. This Revolving Credit Note may be prepaid in whole or in part at the option of the Borrower and is subject to mandatory prepayment in accordance with the provisions of the Agreement. This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and the holder hereof and the Borrower are entitled to the benefits of the Agreement. Upon occurrence of an event of default specified in the Agreement, the principal hereof and accrued interest hereon may be declared to be or may become forthwith due and payable as provided in the Agreement.

     THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.


                                       KAYDON CORPORATION


                                       By
                                          --------------------------
                                          Title
                                                --------------------

                                 SCHEDULE OF
                       LOANS AND PAYMENTS OF PRINCIPAL



                               Amount of
                               Principal          Unpaid
                Amount of      Paid or            Principal
Date            Loan           Prepaid            Balance          Certified By
________________________________________________________________________________


 1______________________________________________________________________________
 2______________________________________________________________________________
 3______________________________________________________________________________
 4______________________________________________________________________________
 5______________________________________________________________________________
 6______________________________________________________________________________
 7______________________________________________________________________________
 8______________________________________________________________________________
 9______________________________________________________________________________
10______________________________________________________________________________
11______________________________________________________________________________
12______________________________________________________________________________
13______________________________________________________________________________
14______________________________________________________________________________
15______________________________________________________________________________
16______________________________________________________________________________
17______________________________________________________________________________
18______________________________________________________________________________
19______________________________________________________________________________
20______________________________________________________________________________
21______________________________________________________________________________
22______________________________________________________________________________
23______________________________________________________________________________
24______________________________________________________________________________
25______________________________________________________________________________
26______________________________________________________________________________
27______________________________________________________________________________
28______________________________________________________________________________
29______________________________________________________________________________
30______________________________________________________________________________


                                  EXHIBIT C

                               FORM OF OPINION

- --------------------------------------------------------------------------------
                        CULVER, LAGUE, NEWMAN & IRISH
                          A Professional Corporation
                               Attorneys at Law
          600 Terrace Plaza  P.O. Box 389  Muskegon, Michigan 49443
                        616-725-8148  Fax 616-726-3404

Fred C. Culver, Jr.                                             Richard C. Lague
Kevin B. Even                                                 Chris Ann McGuigan
Eugene A. Franks                                                 David R. Munroe
Eric R. Gielow                                                 William M. Newman
Michael W. Irish                                                 Chris D. Slater
Karen L. Kayes                  April 25, 1994                   J. Scott Timmer
Anthony J. Kolenic, Jr.                                          Alvin D. Treado




Continental Bank N.A.
Bank of America National Trust
       & Savings Association
Sun Bank of Tampa Bay
NBD Bank, N.A.
The First National Bank of Maryland
The Boatmen's National Bank of St. Louis
Wachovia Bank of Georgia
National City Bank
c/o    Continental Bank N.A.
       231 South LaSalle Street
       Chicago, Illinois 60697


                              KAYDON CORPORATION
                            THIRD AMENDMENT TO THE
                        AMENDED AND RESTATED REVOLVING
                        CREDIT AND TERM LOAN AGREEMENT


Ladies and Gentlemen:

We have acted as counsel for Kaydon Corporation, a Delaware corporation (the "Borrower"), in connection with the Third Amendment, dated as of March 29, 1994 (the "Third Amendment") to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 14, 1990 (the "Credit Agreement") among the Borrower, the Banks named therein (the "Banks") and Continental Bank N.A., as Agent. The Credit Agreement provides for: (a) revolving credit loans (the "Revolving Credit Loans") to the Borrower at any time and from time to time on or after March 1, 1994 and prior to March 1, 1997 in an aggregate principal amount at any one time outstanding of not more than $85,000,000 and (b) term loans on March 1, 1997 in an aggregate principal amount of not more than $85,000,000. The Revolving Credit Loan is to be evidenced by a promissory note (the "New Note").





- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Continental Bank N.A.
April 25, 1994
Page 2




All capitalized terms used herein without definition have the meanings specified in the Amended Credit Agreement.

In so acting, we have participated in the preparation of the Third Amendment. We have also examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Third Amendment and the Credit Agreement as amended by the Third Amendment (hereinafter as so amended, called the "Amended Credit Agreement") and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We are of the following opinion:

1. Organization and Good Standing. Each of the Borrower and its Restricted Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power to own its properties and to carry on its business as now being conducted.

2. Corporate Authority. The Borrower has full corporate power and authority to enter into the Third Amendment and to perform its obligations under the Third Amendment and the Amended Credit Agreement, to execute and deliver the Third Amendment and the New Note being issued today to the Bank, to make the borrowings under the Amended Credit Agreement and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders of the Borrower is required as a condition to the validity of the Third Amendment, the Amended Credit Agreement or the New Note being issued today to the Bank.

3. Binding Agreement. The Amended Credit Agreement constitutes, and the New Note being issued today to the Bank, when issued and delivered pursuant to the Amended Credit Agreement for value received will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

4. No Conflicting Agreements. The execution and delivery of the Third Amendment and the New Note and the performance of the Amended Credit Agreement and the New Note being issued today to the Bank and the borrowings thereunder will not violate,





                         CULVER, LAGUE, NEWMAN & IRISH
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Continental Bank N.A.
April 25, 1994
Page 3




         conflict with or constitute a default under, or result in the creation of any lien or security interest on any property or assets of the Borrower or any Restricted Subsidiary pursuant to, the provisions of any charter, by-law or preference stock provision of the Borrower or any of its Restricted Subsidiaries or, to the best of our knowledge, after due investigation, any provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or any of its Restricted Subsidiaries, or affecting their respective properties.

5. Litigation. To the best of our knowledge, after due investigation, there are no suits or administrative or other proceedings or investigations pending or threatened against or affecting the Borrower or its Restricted Subsidiaries which could reasonably be expected to have a material adverse effect on the financial condition of the Borrower and its Restricted Subsidiaries taken as a whole. Further detail with respect to pending litigation is set forth on Exhibit A attached hereto.

6. Compliance with Governmental Regulations. No action of, or filing with, any Federal or Michigan governmental or public body is required on the part of the Borrower as a condition to the valid execution and delivery of the Third Amendment or the New Note or the performance by the Borrower of the Amended Credit Agreement or the New Note being issued today to the Bank or the borrowings thereunder. The execution and delivery of the Third Amendment and the New Note and the performance of the Amended Credit Agreement and the New Note being issued today to the Bank do not violate any provision of any Federal or Michigan law, rule, or regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System), or to the best of our knowledge, after due investigation, any judgment, order or decree binding on the Borrower.


We are members of the Bar of the State of Michigan, and we express no opinion with respect to any matter which may be governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of Michigan and applicable laws of the United States of America. Accordingly, our opinion set forth in Paragraph 3 is limited to an opinion that if the Amended Credit Agreement and the New Note being issued today to the Bank were governed by the laws of the State of Michigan they would constitute valid and





                         CULVER, LAGUE, NEWMAN & IRISH
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Continental Bank N.A.
April 25, 1994
Page 4




legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited as set forth in such Paragraph.


Very truly yours,


/s/ Richard C. Lague
- --------------------
Richard C. Lague





                         CULVER, LAGUE, NEWMAN & IRISH
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   EXHIBIT A


         The Company, together with other companies, certain former officers, and certain current and former directors, has been named as a co-defendant in lawsuits filed in the federal court of New York. The suits purport to be class actions on behalf of all persons who have unsatisfied personal injury and property damage claims against Keene Corporation. The premise of the suits is that assets of Keene were transferred to Bairnco subsidiaries, of which Kaydon was one in 1983, at less than fair value. The suits also allege that the Company, among other named defendants, were successors to and alter egos of Keene. While the ultimate outcome of this litigation is unknown at the present time, management believes that it has meritorious defenses to the asserted claims. Accordingly, no provision has been reflected in the consolidated financial statements for any alleged damages. Management believes that the outcome of this litigation will not have a materially adverse effect on the Company's financial position.

         Various other claims, lawsuits and environmental matters arising in the normal course of business are pending against the Company. Management believes that the outcome of these matters will not have a materially adverse effect on the Company's financial position or results of operations.





                         CULVER, LAGUE, NEWMAN & IRISH
- --------------------------------------------------------------------------------
                                                                           E-173